UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street Suite 3500 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.150% Senior Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No.

333-268704

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to $750,000,000 aggregate amount of 6.150% Senior Notes due 2035 (the “Notes”) issued by General Motors Financial Company, Inc. (the “Company”). The Notes are described under the heading “Description of the Notes” included in the Company’s prospectus supplement dated May 27, 2025, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 28, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3, as amended (File No. 333-268704), which became effective on December 7, 2022, which information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Formation of General Motors Financial Company, Inc., filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, dated October 21, 2025 and incorporated by reference herein.

3.2	Third Amended and Restated Bylaws of General Motors Financial Company, Inc., filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, dated February 10, 2021 and incorporated by reference herein.

4.1	Base Indenture, dated October 13, 2015, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated October 13, 2015, and incorporated by reference herein.

4.2	Fifty-Ninth Supplemental Indenture, dated May 30, 2025, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A., as trustee, with respect to General Motors Financial Company, Inc.’s 5.000% Senior Notes due 2027, 5.450% Senior Notes due 2030 and 6.150% Senior Notes due 2035, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated May 30, 2025, and incorporated by reference herein.

4.3	Form of Global Note for General Motors Financial Company, Inc.’s 6.150% Senior Notes due 2035 (included in Exhibit 4.2) filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K, dated May 30, 2025, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: December 16, 2025	By:	/s/ Richard A. Gokenbach, Jr.
Richard A. Gokenbach, Jr.
Executive Vice President and Chief Financial Officer